UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270 Lake Forest, California		92610
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

4 Cromwell

Irvine, California

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2020, in connection with the closing of its previously announced Rights Offering (defined below), Biolases, Inc. (the “Company”) entered into an Amended and Restated Warrant Agency Agreement (the “Warrant Agency Agreement”) with Computershare, Inc. and Computershare Trust Company N.A. (“Computershare”), pursuant to which Computershare agreed to act as warrant agent with respect to warrants included in the units issued by the Company in the Rights Offering (the “Warrants”). A copy of the Warrant Agency Agreement, is filed as Exhibit 4.1 to this report and is incorporated by reference herein. A copy of the form of Warrant is filed as Exhibit 4.2 to this report and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in Item 5.03 of this report is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2020, the Company announced the commencement of a rights offering to holders of the Company’s common stock, par value $0.001 per share (“Common Stock”) and holders of its Common Stock purchase warrants issued on June 10, 2020 as of the record date of July 1, 2020 (the “Rights Offering”) pursuant to its effective Registration Statements on Form S-1 (Registration Statement No. 333-238914 and Registration No. 333-239876), previously filed with and declared effective by the Securities and Exchange Commission.. The terms of the Rights Offering are described in the Company’s prospectuses related thereto filed with the Securities and Exchange Commission on July 1, 2020 and July 17, 2020.

In connection with the Rights Offering, the Company designated 18,000 shares of its authorized and unissued preferred stock as Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), and filed a Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, dated July 1, 2020 as amended by a Certificate of Correction with respect thereto dated July 15, 2020 (the “Certificate of Designation”) with the Delaware Secretary of State.

Each share of Series F Preferred Stock will be convertible at our option at any time on or after July 22, 2021 or at the option of the holder at any time, into the number of shares of our Common Stock determined by dividing the $1,000 stated value per share of the Series F Preferred Stock by a conversion price of $0.40 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, neither the Company nor a holder of the Series F Preferred Stock will have the right to convert any portion of the Series F Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to increase to 9.99% at the option of the holder) of the number of shares of our Common Stock outstanding immediately after giving effect to its conversion. In the event that a conversion is effected at our option, we will exercise such option to convert shares of Series F Preferred Stock on a pro rata basis among all of the holders based on such holders’ shares of Series F Preferred Stock.

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our Common Stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our Common Stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding Common Stock, then, upon any subsequent conversion of the Series F Preferred Stock, the holders of the Series F Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series F Preferred Stock.

Holders of Series F Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of Common Stock.

Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series F Preferred Stock has no voting rights.

Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series F Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of Common Stock would receive if the Series F Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the Certificate of Designation) to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock.

We are not obligated to redeem or repurchase any shares of Series F Preferred Stock. Shares of Series F Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 8.01.	Other Events

On July 15, 2020, the subscription period ended for the Company’s previously announced Rights Offering. Pursuant to the Rights Offering, the Company sold an aggregate of 18,000 units consisting of an aggregate 18,000 shares of Series F Convertible Preferred Stock and 45,000,000 Warrants, with each Warrant exercisable for one share of Common Stock at an exercise price of $0.40 per share, resulting in net proceeds to the Company of approximately $15.8 million, after deducting expenses relating to the Rights Offering, including dealer-manager fees and expenses, and excluding any proceeds received upon exercise of any Warrants.

On July 16, 2020 and July 22, 2020 the Company issued press releases regarding the Rights Offering, copies of which are attached hereto as Exhibit 99.1 and 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock

4.1	Amended and Restated Warrant Agency Agreement dated as of July 21, 2020 by and between the Company and Computershare, Inc. and Computershare Trust Company N.A., as Warrant Agent

4.2	Form of Warrant

99.1	Press Release dated July 16, 2020

99.2	Press Release dated July 22, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2020	BIOLASE, INC.

	By:	/s/ John Beaver
	Name:	John Beaver
	Title:	Chief Financial Officer

4